JOINT NEWS RELEASE

Independent Bank Corp. 288 Union Street Rockland, MA 02370	Fidelity National Financial, Inc. 601 South Lake Destiny Drive Maitland, Florida 32751

Investor Relations Contacts: Chris Oddleifson, President and Chief Executive Officer Independent Bank Corp. (781) 982-6660	All Contacts: Daniel Kennedy Murphy Senior Vice President Fidelity National Financial, Inc. (904) 854-8120

Denis K. Sheahan Chief Financial Officer Independent Bank Corp. (781) 982-6341

Independent Bank Corp. And Fidelity National Financial, Inc.
Announce New Core Processing Outsourcing Contract

           Rockland, Massachusetts and Jacksonville, Florida (December 3, 2004). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, and Fidelity National Financial, Inc. (NYSE: FNF), parent of Fidelity Information Services, Inc. (“Fidelity”), jointly announced today that Independent Bank Corp. and Fidelity have signed a new, long-term contract for Fidelity’s HORIZON Integrated Banking System. Under the terms of the contract, Rockland Trust will continue to outsource its entire core account processing to Fidelity.

           Rockland Trust Company is a $2.9 billion dollar commercial bank with 56 branches in southeastern Massachusetts, has the largest deposit market share in Plymouth County, Massachusetts, and has a growing market share in the other counties in which it operates. Rockland Trust Company offers a full range of loan, deposit, and investment management products and services to businesses and individuals.

           Rockland Trust Company and Fidelity originally forged their relationship in 1996. The new contract is the third agreement between Rockland Trust and Fidelity.

           “We are delighted to continue our technology partnership with Fidelity,” stated Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company. “Our contract with Fidelity for the HORIZON system gives Rockland Trust Company the advanced core processing technology needed to quickly respond to customer needs while helping us meet our strategic business goals in today’s demanding financial marketplace.”

           “We are very pleased that Independent Bank Corp. and Rockland Trust Company have, through this new contract, again placed their faith in Fidelity’s HORIZON system,” said Gary Norcross, President of Fidelity’s Integrated Financial Solutions division. “We appreciate the opportunity to provide Rockland Trust Company with the core processing functionality needed to serve the specific needs of their organization and customers now and in the future,” Norcross concluded.

About Independent Bank Corp.

           Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank providing consumer, small business, commercial banking, and investment management services throughout southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our Web site at www.rocklandtrust.com.

About Fidelity National Financial, Inc.

           Fidelity National Financial, Inc., number 262 on the Fortune 500, is a provider of products and outsourced services and solutions to financial institutions and the real estate industry. The Company had total revenue of more than $6.2 billion and earned more than $560 million for the first nine months of 2004, with cash flow from operations of more than $925 million for that same period. FNF is a leading provider of information-based technology solutions and processing services to financial institutions and the mortgage and financial services industries through its subsidiary Fidelity Information Services, Inc. Fidelity Information Services’ software processes nearly 50 percent of all U. S. residential mortgages, it has processing and technology relationships with 45 of the top 50 U. S. banks and has clients in more than 50 countries who rely on its processing and outsourcing products and services. Additionally, FNF is the nation’s largest title insurance company and also provides other real estate-related services such as escrow, flood and tax certifications with life of loan monitoring, merged credit reporting, property valuations and appraisals, default management, relocation services, flood, homeowners and home warranty insurance, exchange intermediary services, mortgage loan aggregation and fulfillment, multiple listing services software, mortgage loan origination software, collateral scoring analytics and real property data. More information about the FNF family of companies can be found at www.fnf.com, www.fidelityinfoservices.com and www.fidelityifs.com.

           This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of both FNF and INDB to be different from those expressed or implied above. FNF and INDB expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of Form 10-K and other reports and filings with the Securities and Exchange Commission.

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